Exhibit n

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-163888 on Form N-2 of Zea Capital Fund LLC of our report dated June 11, 2010 relating to our audit of the financial statements, appearing in the Prospectus, which is a part of such Registration Statement.

/s/ McGladrey & Pullen, LLP

Denver, Colorado
June 11, 2010